SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                         SALIENT 3 COMMUNICATIONS, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                DELAWARE                                23-2280922
    -------------------------------               -----------------------
    (State or Other Jurisdiction of                  (I.R.S. Employer
     Incorporation or Organization)               Identification  Number)


                                  P.O. Box 1498
                           Reading, Pennsylvania 19603
                                 (610) 856-5500
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               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)


                            LONG TERM INCENTIVE PLAN
                            ------------------------
                            (Full title of the plan)


                        Thomas F. Hafer, Esq., Secretary
                                  P.O. Box 1498
                           Reading, Pennsylvania 19603
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (610) 856-5500
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

===============================================================================
                                       Proposed       Proposed
                                        maximum        maximum
                         Amount        offering       aggregate     Amount of
Title of shares          to be          price          offering    registration
to be registered       registered     per share(1)     price(1)        fee
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Class A Common Stock
 ($1.00 par value)       600,000       $9.8125       $ 5,887,500

Class B Common Stock
 ($1.00 par value)       600,000       $9.8125       $ 5,887,500
===============================================================================
Total                  1,200,000                     $11,775,000      $3,474
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(1)  Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for Class A Common Stock of the registrant reported by The Nasdaq Stock Market for June 1, 1998.

     Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register additional shares of Common Stock, $1.00 par value, of Salient 3 Communications, Inc. (the "Company"), with respect to a currently effective Registration Statement on Form S-8 of the Company relating to a certain employee benefit plan of the Company.

     The contents of the Registration Statement on Form S-8 as filed on August 6, 1996, Registration No. 333-09639, are incorporated by reference into this Registration Statement.

Item 8.           Exhibits.

         Exhibit No.      Description
         -----------      -----------

             4            Long Term Incentive Plan, as amended.

             5            Opinion of Robert J. Johnson

            23.1          Consent of Independent Public Accountants.

            23.2          Consent of Robert J. Johnson (included in Exhibit 5).

          * 24            Power of Attorney.

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*    Previously filed.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reading, Pennsylvania, on April 29, 1998.


                                           SALIENT 3 COMMUNICATIONS, INC.


                                           By: /s/ T. S. Cobb
                                               --------------------------------
                                               T. S. Cobb, Chairman of
                                               the Board, President and Chief
                                               Executive Officer, the principal
                                               executive officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on April 29, 1998 in the capacities indicated:

     Signature                                    Title
     ---------                                    -----

/s/ T. S. Cobb                    Chairman of the Board, President
------------------------          and Chief Executive Officer, the principal
 T. S. Cobb                       executive officer


/s/ P. H. Snyder                  Senior Vice President, the principal
------------------------          financial officer and principal accounting
P. H. Snyder                      officer


/s/ J. W. Boyer, Jr.              Director
------------------------
J. W. Boyer, Jr.


/s/  R. E. LaBlanc                Director
------------------------
R. E. LaBlanc


/s/ D. E. Lyons                   Director
------------------------
D. E. Lyons



/s/ D. K. Wilson, Jr.             Director
------------------------
D. K. Wilson, Jr.


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


                                  EXHIBIT INDEX


         Exhibit No.                    Description
         -----------                    -----------

             4             Long Term Incentive Plan, as amended.

             5             Opinion of Robert J. Johnson

            23.1           Consent of Independent Public Accountants

            23.2           Consent of Robert J. Johnson (included in Exhibit 5)


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